Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference or inclusion in this Annual Report (Form 10-K) of Peabody Energy Corporation of our reports dated February 20, 2007, with respect to the consolidated financial statements of Peabody Energy Corporation, Peabody Energy Corporation management’s assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Peabody Energy Corporation, included in the 2006 Annual Report to Stockholders of Peabody Energy Corporation.
We consent to the incorporation by reference in the following Registration Statements:
1.	Registration Statement (Form S-8 No. 333-61406) pertaining to the Peabody Energy Corporation Employee Stock Purchase Plan (as amended), Long-Term Equity Incentive Plan and Equity Incentive Plan for Non-Employee Directors,

2.	Registration Statement (Form S-8 No. 333-70910) pertaining to the Peabody Holding Company, Inc. Employee Retirement Account, Lee Ranch Coal Company Retirement and Savings Plan, and Western Surface Agreement-UMWA 401(k) Plan,

3.	Registration Statement (Form S-8 No. 333-75058) pertaining to the Peabody Energy Corporation Deferred Compensation Plan,

4.	Registration Statement (Form S-8 No. 333-109305) pertaining to the Black Beauty Coal Company 401(k) Plan,

5.	Registration Statement (Form S-8 No. 333-105455) pertaining to the 1998 Stock Purchase and Option Plan for Key Employees of Peabody Energy Corporation,

6.	Registration Statement (Form S-8 No. 333-105456) pertaining to the 1998 Stock Purchase and Option Plan for Key Employees of Peabody Energy Corporation,

7.	Registration Statement (Form S-3 No. 333-136108) and related combined prospectus of Peabody Energy Corporation,

8.	Registration Statement (Form S-8 No. 333-117767) pertaining to the Peabody Energy Corporation 2004 Long-Term Equity Incentive Plan,

9.	Registration Statement (Form S-8 No. 333-136443) pertaining to the Big Ridge, Inc. 401(k) Profit Sharing Plan and Trust, and

10.	Registration Statement (Form S-8 No. 333-140218) pertaining to the Peabody Western-UMWA 401(k) Plan.
of our reports dated February 20, 2007, with respect to the consolidated financial statements and schedule of Peabody Energy Corporation, and to our report dated February 20, 2007, with respect to Peabody Energy Corporation management’s assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Peabody Energy Corporation included or incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

St. Louis, Missouri
February 26, 2007